                                                                  EXHIBIT 23(a)


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 for FS Variable Annuity Account Two of
First SunAmerica Life Insurance Company, of our report dated November 6, 1995 relating to the financial statements of First SunAmerica Life Insurance Company, which appears in such Prospectus. We also consent to the reference to us under the heading "Independent Accountants" in such Prospectus.



PRICE WATERHOUSE LLP
Los Angeles, California
December 11, 1995